U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2017

HPC ACQUISITIONS, INC.

(Exact name of registrant as specified in its charter)

0-23015

(Commission File No.)

Nevada	68-0635204
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

636 U.S. Highway 1, Ste. 110, North Palm Beach, FL 33408

(Address of principal executive offices)

(800) 208-1680

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 18, 2017, HPC Acquisitions, Inc.(“HPC” or the “Company”) purchased substantially all the assets of a produce packaging business conducted under the name M&G Packing, Inc. (the “Business”) located in Tulare County, California. The acquisition consisted of purchasing the real property and building used in the Business from M & G Farms, Inc., a California corporation, and all of the equipment, inventory, customers, suppliers, contract rights, and intangible property from M&G Packing, Inc., a California corporation.

The total purchase price for the Business plus closing costs is $854,452, which was paid $429,452 in cash and $425,000 in the form of a promissory note secured by the real property that bears interest at the rate of 6.0% per annum with interest only payable monthly and all principal and interest due 18 months from the close of escrow on October 24, 2017.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances, and other matters. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits

Financial Statement of Business Being Acquired and Pro Forma Financial Information

The Company intends to file the historical financial statements of the Business and pro forma financial information no later than 71 days following the date that this report on Form 8-K is required to be filed.

Exhibits

Exhibit Number	Title

10.1	Real Estate Purchase Contract dated July 11, 2017

10.2	Bill of Sale dated October 17, 2017

10.3	Assignment of Contracts dated October 17, 2017

10.4	Promissory Note dated October 9, 2017

10.5	Short Form Deed of Trust and Assignment of rents dated October 17, 2017

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPC Acquisitions, Inc.

Date: October 24, 2017	By:	/s/ David Selakovic
David Selakovic, Chief Executive Officer

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